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                                                                   EXHIBIT 10.08

                             ALLSTATE LEASING, INC.
                             MASTER LEASE AGREEMENT

Number: E-385                         Date: July 17, 2001

          This is a Master Lease Agreement between Allstate Leasing, Inc. ("Lessor") and, Avatech Solutions, Inc. ("Lessee"), a Delaware corporation.

          1. LEASE. Subject to the terms hereof, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the equipment and/or other property ("Equipment") described on Schedules to this Lease executed from time to time by Lessor and Lessee. Each Schedule shall incorporate all the terms of this Lease and shall constitute a separate agreement (each a "Lease") for the lease of the Equipment. Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

          2. TERM; AUTOMATIC EXTENSION. The term of this Lease ("the Lease Term") for all items of Equipment included on any Schedule shall begin on the date the first of such items is accepted by Lessee, or such other date as may be specified on such Schedule ("Acceptance Date") and, subject to the terms hereof, shall continue for the period of time set forth on said Schedule, plus any agreed renewal period. Upon acceptance of each Item of Equipment, Lessee shall execute and deliver to Lessor, Lessor's form of Schedule or Acceptance Certificate. Notwithstanding the expiration of the Basic Term as to any Equipment, the Lease Term for such Equipment will be automatically extended for 90 days after such expiration date unless Lessor or Lessee has given the other party at least 90 days prior written notice of termination, and shall continue after such initial 90 day period until either party gives the other at least 90 days prior written notice of termination, unless Lessee has exercised a purchase option or lease renewal option in accordance with its terms. During the extension period, all the terms of this Lease, including Base Rent, shall remain in effect. Lessee shall have no right to terminate this Lease as to any Equipment before the expiration of the Basic Term, except in accordance with a written agreement signed by Lessor.

          3. (a) RENT. With respect to each Schedule, Lessee shall pay to Lessor as "Rent," all Interim Rent specified on any Schedule, plus as Base Rent an amount equal to the product of (i) the periodic Base Rent payments specified on such Schedule and (ii) the number of rental payments specified on such Schedule, plus all other amount due or to become due under this Lease or any Schedule to this Lease. All Rent shall be paid to Lessor at the address specified by Lessor.

          All Rent shall be paid without notice or demand, and Lessee's obligation to pay such Rent shall be absolute and unconditional and not subject to any abatement, reduction, set-off, defense, counterclaim or recoupment ("Abatements") for any reason whatsoever (including, without limitation, Abatements due to any present or future claims of Lessee against Lessor under this Lease or otherwise, or against the manufacturer or vendor of the Equipment), nor except as other expressly provided herein upon a Total Loss, shall this Lease terminate or the obligations of Lessee hereunder be affected by reason of any defect in or damage to, or any loss or destruction of, any Equipment from any cause whatsoever, or the interference with the use thereof by any private person, corporation or governmental authority, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority to enter into the Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding.

          (b) EXCESSIVE RENT. If a court determines that Lessor has received any payments which are determined to be interest and which result in interest charges to Lessee in excess of the highest rate permitted by applicable law, such payments, to the extent they result in such excess, shall be deemed to have been payments on account of Base Rent and shall be so credited. If such credit results in Lessee having paid to Lessor any sum in excess of Base Rent plus interest charges at the highest rate allowed by law, then such sum shall be refunded to Lessee and Lessee hereby waives any further remedy or claim against Lessor on account of Lessor having received such sum.

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          4.   LATE PAYMENTS. If Lessee does not pay any Rent when the same is due and payable, then Lessor at its option may charge and Lessee agrees to pay, a late payment charge in an amount equal to Five Percent (5%) of the amount which is not paid, for each month or part of a month after the date the same is due until paid, as liquidated damages. This provision does not waive Lessor's rights to exercise any other remedy available to it hereunder upon a default in payment.

          5. DISCLAIMER OF WARRANTIES. LESSOR LEASES THE EQUIPMENT "AS IS". LESSOR MAKES NO WARRANTIES WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Lessor assumes no liability and makes no representations as to the treatment by Lessee of this Lease, the Equipment or the rental payments for financial statement or tax purposes. Lessee acknowledges that each unit of the Equipment has been selected by the Lessee and that Lessee is satisfied that the Equipment is suitable for Lessee's purposes. Subject to Lessor's right to do so, Lessor hereby assigns and agrees to use its best efforts to otherwise make available to Lessee for the term of this Lease any warranty which has been extended to Lessor by the manufacturer or vendor of the Equipment; however, Lessee's sole remedy in the event of the breach of any warranty shall be against the manufacturer or vendor and not against Lessor. Any amounts received by Lessee as payment under any such warranty shall be applied to restore the Equipment to the condition required by this Lease, with the balance of such amount, if any, to be paid over to Lessor. Lessee shall not take any action or fail to take any action, the effect of which would be to invalidate such warranty.

          6. OWNERSHIP. The parties intend that this Lease is a true lease and in no event shall this agreement be construed as a sale of the Equipment. Title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity, or interest in the Equipment other than its leasehold interest solely as Lessee subject to all the terms and conditions hereof. Notwithstanding the express intent of the parties, if a court determines that this agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security Interest in the Equipment, and all accessions thereto, substitutions and replacements thereof, and cash and non-cash proceeds (including insurance proceeds) thereof (but without power of sale), to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee to Lessor arising under this Lease. At Lessor's request, Lessee will place markings on the Equipment indicating that Lessor is the owner thereof and Lessee will not remove the same. The Equipment shall always remain and be deemed personal property even though attached to realty.

          7. RETURN OF EQUIPMENT. Upon the expiration, earlier termination, or casualty loss to equipment subject to this Lease, Lessee shall, at its own expense, return the Equipment to Lessor within ten (10) days in the same condition as when delivered to Lessee, ordinary wear and tear resulting from proper use thereof alone excepted, and free and clear of all liens, encumbrances or rights of others whatsoever, by whichever of the following means Lessor may specify (after first storing the Equipment, at Lessor's request, at the place where the Equipment is to be located hereunder, free of charge for a period not to exceed 90 days, during which time Lessor or its agent will be allowed reasonable access to the Equipment);

          (a) the delivery of the Equipment at Lessee's premises; (b) the delivery of the Equipment at Lessee's expense to such place as Lessor shall specify; or (c) the loading of the Equipment on board such carrier as Lessor shall specify to such destination as Lessor may designate with freight charges prepaid by Lessee. In the event that the Equipment is shipped pursuant to clause
(b) of the preceding sentence, Lessee shall obtain and pay for a policy of transit insurance in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance. Lessor shall have the right to inspect the Equipment prior to or after its return, and Lessee shall pay the reasonable costs of such inspection if the Equipment is not in the condition required by this Lease. In addition, if repairs are necessary, in the reasonable opinion of Lessor, to place the Equipment in the condition required by this Lease, Lessee agrees to pay the cost of such repairs and further agrees to pay Lessor Rent for the period of time reasonably necessary to accomplish such repairs, based on a daily pro-rated amount of the previous Rent. Rent shall accrue at a daily pro-rated amount of the previous Rent, for each day the Lessee does not return the Equipment as required, but such payment of Rent does not extend the term of this Lease. Notwithstanding the foregoing, upon expiration of the term or upon earlier termination of this Lease, Lessee shall return the Equipment in good repair, condition and working order, ordinary wear and tear resulting from normal use accepted, together with a reinstallation fee of five percent (5%) of the original cost of said equipment. Lessor shall be reimbursed for expenses by Lessee within five (5) days of receipt of an invoice. Any outstanding balance shall be subject to a late fee of five percent (5%) per month on such delinquent payment from and including the due date to an including the date of receipt of such delinquent payment.

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          8.   INDEMNITY. Lessee hereby assumes and agrees to indemnify,
protect, save, and keep harmless Lessor, its agents and employees, from and against any and all losses, damages, injuries, claims, demands, expenses, including legal expenses, or liabilities, including negligence, tort and strict liability, of whatsoever kind and nature, arising on account of: the ordering, acquisition, delivery, installation or rejection of the Equipment; the possession, maintenance, use, condition (including without limitation, latent and other defects and whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement) or operation of any item of the Equipment, during the term of this Lease with respect to that item of the Equipment; or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, during the term of this Lease. These indemnities shall remain in full force and effect despite the expiration, cancellation or earlier termination of this Lease.

          9. USE AND MAINTENANCE. Lessee shall use the Equipment solely in the conduct of its business and in a careful and proper manner consistent with the requirements of all applicable insurance policies relating to the Equipment. Lessee will not change the location of any Equipment as specified in the Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall not attach or incorporate the Equipment to or in any other item of Equipment in such a manner that the Equipment becomes or may in Lessor's opinion be deemed to have become an accession to or a part of such other item of equipment.

          All Equipment shall be continually serviced, maintained, repaired, and improved in accordance with the requirements, guidelines and recommendations of its manufacturer and/or applicable regulatory bodies, and as Lessor may reasonably consider customary and in accordance with then current practices of users of similar equipment, and in any event sufficient to preserve any applicable warranty. Unless Lessor otherwise agrees in writing, Lessee shall, at its sole expense, enter into and maintain in force, a maintenance contract with the manufacturer of the Equipment or such other party as shall be acceptable to Lessor, and shall provide Lessor with a copy of such contract and all supplements thereto which are applicable to the Equipment.

          In addition, if any parts or accessories forming part of the Equipment shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such parts or accessories, or cause the same to be replaced, by replacement parts or accessories which are free and clear of all liens, encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced. All equipment, accessories, parts and replacements for or which are added to or become attached to the Equipment which are essential to the operation of the Equipment or which cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value and utility which the Equipment would have had without the addition thereof, shall immediately become the property of Lessor, and shall be deemed incorporated in the Equipment subject to the terms of this Lease as if originally leased thereunder. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor. Lessor may inspect the Equipment and all related records at any time.

          10. INSURANCE. Lessee shall maintain in force during the terms of this Lease public liability insurance in an amount satisfactory to Lessor covering the Equipment and insuring both Lessee and Lessor against any loss, damage, claim, suit, action or liability arising out of the ownership, possession, maintenance, use or operation of the Equipment. In addition, Lessee agrees to keep the Equipment insured against loss or damage from every cause whatsoever, with one or more insurance companies satisfactory to Lessor, such policies to contain loss payable clauses in favor of the Lessor as its interest may appear, in an amount not less than the greater of (i) the Casualty Loss Value and (ii) the full insurable value of said Equipment, said insurance policy or policies to contain not less than thirty (30) days notice of cancellation to the Lessor. Lessee shall provide Lessor with satisfactory evidence of insurance coverage as provided herein at least thirty (30) days prior to the expiration date of any current policy. In the event of any loss, damage, injury or accident involving any item of Equipment, Lessee shall promptly provide Lessor with written notice thereof and make available to Lessor all information and documentation relating thereto. Lessee hereby appoints Lessor as its attorney-in-fact to make claim for and to receive payments of and to execute and endorse all documents, checks or drafts for loss or damage to the Equipment. Lessee hereby directs any insurance company which insures the Equipment to make payment for all claims for physical damage to the Equipment solely to Lessor and not jointly to Lessee and Lessor, and hereby holds harmless such insurance company for making such payment. Lessee agrees to hold in trust for Lessor any payments received by it from the insurance company. Lessee will pay Lessor, on demand, the amount of any expenses (including legal fees) incurred by Lessor in adjusting or setting any insurance claim.

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          11.  LOSS AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of direct and consequential loss and damage to the Equipment from any and every cause whatsoever. Except as provided in this Section for discharge upon payment of Casualty Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease, which shall continue in full force and effect and shall be absolute during the term hereof. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other damages resulting to Lessee by reason of any delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage of any kind to any item of the Equipment, Lessee shall give prompt notice thereof to Lessor and then Lessee shall, at the option of Lessor, at Lessee's expense (less any insurance proceeds actually paid): (a) place the same in good repair, condition and working order; or (b) replace the same with like Equipment of the same or equivalent make and of the same or later model, and with equal or greater value and utility, and in good repair, condition and working order.

          The foregoing notwithstanding, in the event that any item of the Equipment shall become, in Lessor's judgment, worn out, lost, stolen, taken by any governmental authority, destroyed or irreparably damaged (any such occurrence being herein referred to as a "Total Loss") during the term of this Lease, then on the next date for the payment of Rent after Lessor makes such judgment, Lessee shall pay to Lessor the Rent due on that date plus the Casualty Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds actually paid to Lessor). Upon making such payment in respect of any item of the Equipment, this Lease and the obligation to make future Rent payments shall terminate solely with respect to the items of Equipment paid for.

          As used in this Lease, "Casualty Loss Value" shall mean the product of the Acquisition Cost for the item of Equipment and the applicable percentage factor set forth on the Casualty Loss Schedule attached to such Schedule. Casualty Loss Value shall be determined as of the next date on which a payment of Rent is or would be due after a Total Loss or other termination of this Lease, after payment of any Rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such Rent payment date. If a Total Loss occurs after the last Rent payment date in the Basic Term, then the applicable percentage factor shall be the last percentage factor set forth on the Casualty Loss Schedule, and the Casualty Loss Value shall be payable on the first to occur of either the expiration date of the Lease Term, or the next date for the payment of Rent after the Total Loss, or thirty (30) days after the Total Loss occurs.

          12. LIENS; TAXES. Lessee shall not create or suffer to exist any lien of any kind or security interest on the Equipment or this Lease or any of Lessor's interests hereunder, including those which are subordinate to Lessor's rights in the Equipment. Lessee shall pay all license fees, registration and recording fees, assessments, charges and taxes (municipal, state and federal), if any, which may now or hereafter be imposed upon the ownership, leasing, sale, possession or use of the Equipment which are payable for any period of time during which this Lease is in effect, whether payable by Lessor or Lessee under applicable law, including but not limited to (a) sales taxes imposed on the purchase of the Equipment by Lessor and the rental payments under this Lease, and (b) personal property taxes on the Equipment. Lessee will furnish to Lessor evidence of payment of such taxes as soon as Lessee has paid them, and will provide Lessor immediately upon receipt with a copy of all bills for such taxes. Lessee will pay all interest and penalties due upon its failure to pay any such taxes when due and otherwise in accordance with applicable laws. If Lessee fails to pay any said fees, assessments, charges or taxes, Lessor shall have the right, but shall not be obligated, to pay the same, in which event the cost thereof shall be repayable to Lessor on demand. Lessee's obligations hereunder shall continue after the expiration of the Lease Term as to those expenses incurred or accrued during such term.

          13. TAX INDEMNITY. (a) Lessee agrees that Lessor is entitled to and shall have the right to claim the following tax benefits ("Tax Benefits") with respect to the Equipment or any item thereof;

                    (i) depreciation deductions ("Depreciation Deductions") for Federal income tax purposes pursuant to Section 168 of the Internal Revenue Code of 1986 ("Code") and depreciation or cost recovery deductions for Maryland and other applicable state income tax purposes with respect to the Equipment based upon an unadjusted tax basis equal to the Acquisition Cost of the Equipment beginning in the taxable year in which Acceptance Date for such Equipment occurs, with deductions allowable based upon the Recovery Period which is specified on the Equipment Schedule for the Equipment leased under that Schedule (the "Recovery Period"):

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                    (ii)  Treatment of all items of income and deduction
relating to this Lease as from sources wholly within the United States; and

                    (iii) Lessor will not be required to include any amounts in its gross income as a result of this Lease other than the Rent payable hereunder at such times as such Rent is due hereunder, and any other payment with respect to which Lessor shall be entitled to a contemporaneous and offsetting deduction from, or reduction in, its net income.

               (b) If (1) on account of any act or failure to act by Lessee, the Lessor shall lose the right to claim, shall not claim (as the result of a good faith determination based upon the advice of independent tax counsel for Lessor that there is not reasonable basis in law or fact for the allowance of such claim), or shall not be allowed to claim any of the Tax Benefits, or shall be required to recapture all or any portion of the Depreciation Deductions, or shall be required to recognize gross income at times or in amounts other than as specified above or, (2) as a result of any amendment, modification, repeal or other change of or to applicable federal or Maryland law which is enacted or adopted after the date of the Equipment Lease there is an increase in the highest marginal statutory rate applicable to Lessor of the federal corporate income tax or the Maryland corporate income tax or in the alternative minimum tax rate applicable to Lessor or in the rate applicable to Lessor for federal or Maryland income tax purposes of any federal, state or local tax which is, directly or indirectly, imposed on, based on or measured by the income of Lessor (as determined for regular tax purposes or alternative minimum tax purposes or for any other purposes), at a time when gross rental income under the Lease exceeds all deductions allowable to Lessor under the Code with respect to the Lease or an item of Equipment (any such increase that results in the Lessor's income being taxed at such higher rate being herein called a "Tax Rate Increase"), (any such loss, failure to have or loss of the right to claim, disallowance, recapture, delay in claiming, treatment, or Tax Rate Increase referred to in any of the foregoing clauses is hereinafter called a "Tax Loss"), then, the Rent for such Equipment shall, on the Rent payment date next following the date of the Tax Loss and on each succeeding Rent Payment date, be increased by the amount which, after deduction of all taxed to be paid by Lessor with respect to the receipt of such amount, will maintain Lessor's Net Economic Return at a level which is equal to the level that would have been available if such Tax Loss had not occurred, plus an amount which after the deduction of any additional taxed required to be paid to Lessor in respect of Lessor's receipt of such amount, shall be equal to the amount of any interest, penalty or addition to tax which may be imposed by the taxing authority. However, if this Lease has terminated with respect to any item of Equipment prior to the time Lessee is obligated to make the increased Rent payments to Lessor with respect to such item of Equipment, Lessee shall pay Lessor, within 30 days from the date of written notice by Lessor to Lessee, such lump sum as, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, shall be necessary to maintain Lessor's Net Economic Return in respect to such Item of Equipment at a level which is equal to the level which would have been available if such Tax Loss had not occurred, plus an amount which after deduction of any additional taxes required to be paid to Lessor in respect of Lessor's receipt of such amount, shall be equal to the amount of any interest, penalty or addition to tax which may be imposed by a taxing authority having jurisdiction in connection with such Tax Loss. A Tax Loss shall conclusively be deemed to have occurred if either (a) deficiency shall have been proposed by the Internal Revenue Service or other taxing authority having jurisdiction, or (b) Lessor shall pay to the Internal Revenue Service or other taxing authority having jurisdiction, a tax increase resulting from such Tax Loss, or (c) Lessor's independent tax counsel shall have rendered its written opinion to Lessor to the effect that such Tax Loss has occurred. The Casualty Loss Values will be adjusted as necessary upon payment by Lessee of a Tax Loss.

               (c) All demands for amounts payable to the Lessor hereunder shall be accompanied by a written statement describing in reasonable detail the related Tax Loss and the amounts so payable. Lessee agrees it will have no right to inspect the tax returns of Lessor in order to verify the basis or the accuracy of the calculations so made or the amounts set forth in any such statement. Lessor hereby agrees to exercise in good faith its best efforts (determined in the sole discretion of Lessor's independent tax counsel to be reasonable, proper and consistent with the overall tax interest of Lessor) to avoid a Tax Loss; provided, however, the Lessor has the sole discretion to determine whether or not to undertake judicial or administrative proceedings beyond the level of a federal or state auditing agent; and provided, further, that Lessor shall not be required to take any action pursuant to this Section unless and until Lessee irrevocably acknowledges in writing its obligation to indemnify Lessor for the Tax Loss and any liability or loss which Lessor may incur as a result of contesting such Tax Loss and shall have paid Lessor on demand all costs and expenses which Lessor may incur in contesting such Tax Loss.

               (d) As used in this Section, the term "Lessor" includes the affiliated group of corporations making a consolidated income tax return of which Lessor is a member, and their respective successors and assigns. The term "Net Economic Return" means Lessor's after-tax economic yield and periodic recovery of after-tax cash flows on its investment, computed on the basis of the same assumptions as were used by Lessor in originally evaluating this transaction.

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               (e)  The representations, warranties, indemnities and agreements of Lessee provided in this Section, and Lessee's obligations under any and all thereof, shall survive delivery of the Equipment, and the expiration or termination of this Lease.

          14. ASSIGNMENT. (a) LESSOR MAY ASSIGN OR GRANT A SECURITY INTEREST IN ALL OR ANY PORTION OF ITS RIGHTS UNDER THIS LEASE, OR UNDER ONE OR MORE SCHEDULES (EACH OF WHICH SHALL BE CONSIDERED A SEPARATE LEASE) WITHOUT ANY NOTICE TO OR CONSENT OF LESSEE. Lessee agrees that any grant of a security interest or assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease, nor materially increase the burdens or risks imposed on Lessee. After receiving due notice of any such assignment, Lessee will warrant to "Assignee" (which term means any secured party or any assignee, and their respective successors and assigns) such factual matters concerning this Lease as the Assignee may request, and will acknowledge in writing such assignment and promptly pay to Assignee, when due, the Rent and any other payments that thereafter will become due to the Lessor hereunder, despite any defense, setoff or counterclaim whatsoever, whether arising from any breach or default by Lessor under this Lease or otherwise, that Lessee may from time to time have against Lessor, but Lessee reserves its rights to have recourse directly against Lessor on account of any such defense, setoff or counterclaim. Any payments made by Lessee to Assignee pursuant hereto shall, to the extent thereof, discharge the obligations of Lessee to Lessor hereunder. Lessee agrees that any such transfer or assignment or grant of a security interest shall be permitted even if it could be deemed to materially affect the interests of Lessee. Lessee will not require Assignee to perform any obligations of Lessor hereunder, but Lessor shall not be relieved of any such obligations to Lessee by reason of any such assignment. Any Assignee will take such rights and interests subject to the rights of Lessee to the Equipment during the term of this Lease so long as Lessee is not in default hereunder. Any Assignee may reassign the rights and interests assigned to it with the same effect as the original assignment.

          (b) LESSEE SHALL NOT RELINQUISH ITS POSSESSION OF THE EQUIPMENT, NOR SHALL LESSEE ASSIGN, SUBLET, LEASE, SELL OR OTHERWISE DISPOSE OF THE EQUIPMENT OR ANY INTEREST THEREIN, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT. No assignment or sublease, if permitted by Lessor, shall release Lessee of its obligations hereunder, and no consent to any one assignment or sublease, shall constitute consent to any other or further assignments or subleases. This Lease and any rights hereunder to the Equipment shall not inure to the benefit of any trustee in bankruptcy, receiver, creditor, or trustee of Lessee or its property whether by operation of law or otherwise without the written consent of Lessor, except as otherwise provided by law.

          15. DEFAULT. Any of the following events or conditions shall constitute a "Default" hereunder: (a) Nonpayment of Rent or any other amount due hereunder after the same becomes due, or default by Lessee in the performance of any other obligation, term or condition of this Lease; (b) The entry of any material judgment against Lessee or the issuance of any garnishment, attachment, distraint, execution, tax lien, levy, charge or other writ of process against any property of Lessee; (c) Death or legal incompetency of any individual Lessee, or liquidation, dissolution, consolidation or termination of existence of any Lessee which is a corporation, partnership or other business association or entity; (d) The filing by or against Lessee of any petition under the Bankruptcy Act, or any chapter thereof or any other federal or state statute or rule providing for relief of debtors, arrangement, reorganizations, receiverships, or the like; (e) Any assignment for the benefit of creditors, agreement or composition with creditors or breach by Lessee of any of the terms of any loan or credit agreement or default thereunder; (f) Any statement, representation or warranty furnished by or on behalf of Lessee proving to have been false, erroneous or misleading in any material respect at the time such facts set forth were made; (g) A default occurs under any guaranty executed in connection with this Lease. If Lessee's obligations hereunder are guaranteed by any individual or entity, reference in this paragraph to "Lessee" shall also be deemed to include a separate reference to each such Guarantor, as if the same were expressly set forth this Lease.

          16. REMEDIES. (a) Upon a Default, Lessor may, at its option, without notice of its election and without demand, take any one or more of the following, actions:

                    (i) declare due and payable and recover from Lessee the Casualty Loss Value of the Equipment (determined as of the next date on which payment is or would have been due after the declaration of a Default), together with all other sums due hereunder with respect to such Equipment up to the date of such declaration (the parties agree that such amount best reflects the damages Lessor would sustain in the event of Lessee's bankruptcy or insolvency and this Lease were not assumed and is intended to constitute liquidated damages and not a penalty); (ii) declare due and payable, sue for and recover all Rent and other payments hereunder, then accrued or thereafter due, with respect to any or all of the Equipment, with Rent not yet due at the time of payment being discounted to present value at an annual rate equal to one percent plus the discount rate of the Federal Reserve Bank of Richmond in effect on the date of such Default; (iii) take possession of and render unusable any or all of the Equipment, wherever it may be located, without any court order or other process of law

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and without liability for any damages occasioned by such taking of possession
(any such taking of possession shall constitute an automatic termination of Lessee's rights under this Lease as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder); (iv) require Lessee to assemble any or all of the Equipment at the location to or from which the Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate, or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at a location designated by Lessor, in the condition required by the terms of this Lease; (v) sell, lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale and with or without notice to Lessee, and apply the net proceeds of such sale, after deducting all costs of such sale (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (vi) retain any repossessed Equipment and credit the Reasonable Value thereof to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such Reasonable Value over such obligations; (viii) terminate or cancel this Lease as to any or all of the Equipment; or (viii) exercise any other right or remedy available to Lessor at law or in equity. As used herein, the term "Reasonable Value" means the fair market value of such Equipment at the time of Default, taking into account a reasonable estimate of all expenses necessary to effect a sale and the other expenses recoverable by Lessor hereunder.

               (b) If Lessee fails to pay any amounts which it has agreed to pay, Lessor may at its sole option pay such amounts, and Lessee shall repay such amounts to Lessor upon Lessor's demand. Lessee agrees to pay interest on any amount due under this Section 15 from the date the same become due until the date paid, at a rate equal to five percent (5%), per month on all sums remaining unpaid.

               (c) Unless otherwise provided above, a cancellation or termination hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to terminate or cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation or termination, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder. Lessor may at its option exercise all rights and remedies hereunder independently with respect to each Equipment Schedule, and may declare a Default and exercise remedies with respect to any one or more of such Equipment Schedules. However, unless otherwise expressly agreed by Lessor, the occurrence of a Default with respect to any Equipment Schedule shall constitute a Default with respect to all Equipment Schedules.

               (d) Lessee shall pay for any and all legal fees and other costs and expenses incurred by Lessor in connection with the return of any Equipment in accordance with the terms of this Lease, or in placing such Equipment in the condition required by this Lease, or in collecting any amounts due under this Lease. In the event that any court determines that any provision of this Section is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages.

               (e) CONFESSION OF JUDGMENT. Upon the happening of a Default, the Lessee hereby authorizes and empowers any attorney of any court within the United States to appear for each such person or any one or more of them in any court in any one or more proceedings, or before any clerk thereof, and confess judgment against such person, without prior notice or opportunity for a prior hearing, in favor of Lessor for all amounts due hereunder, hereby waiving and releasing to the extent permitted by law all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which each such person may otherwise be entitled under the laws of the United States or in any state thereof, now in force or which may hereafter be passed.

               (f) The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court of competent jurisdiction in the State of Maryland and each party waives any objection to venue. Each party agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of Maryland.

               (g) All of the rights and remedies given to Lessor herein or by law are cumulative and not alternative, may be exercised concurrently or separately, and Lessor's bringing or any action for Lessee's obligations hereunder or Lessor's exercise of any other remedy provided herein, shall not be considered as an election of remedies or a waiver of Lessor's right to possession of the Equipment. To the extent permitted by law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may obligate Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights and remedies.

               (h) The omission by Lessor at any time to enforce any right reserved to it upon a default, or to require performance of any of the terms, covenants or provisions hereof by Lessee at any time, shall not be a waiver of any such default or right to which Lessor is entitled nor shall in any way affect the right of Lessor to enforce such provisions thereafter. The acceptance of Rent by Lessor shall not be deemed a waiver of any prior existing breach, and the acceptance by Lessor of a partial payment of Rent shall not be deemed to waive Lessor's right to payment in full.

          17. LESSEE WARRANTIES. Lessee warrants that this Lease and all related documents are enforceable against the Lessee in accordance with their terms. Lessee represents that it is not in default under any material agreement by which it or any of its property is bound. Lessee agrees that the application, statements and financial reports submitted by it to Lessor are material inducements to the execution by Lessor of this Lease, and Lessee warrants that such applications, statements and reports are, and all information hereafter furnished by Lessee to Lessor will be, true and correct in all material respects as of the date submitted. Lessee warrants that this Lease has been duly authorized, and that no provision of this Lease is inconsistent with Lessee's charter, bylaws, or any loan or credit agreement or other instrument to which Lessee is a party or by which Lessee or its property may be bound or affected. Lessee warrants that it has leased the Equipment solely for use in its business.

          18. FURTHER ASSURANCE; FINANCIAL INFORMATION. Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including but not limited to the obtaining of waivers of any interest in the Equipment from Lessee's landlord or secured creditors. Lessee also agrees to furnish Lessor: (a) An audit report prepared by independent certified public accountants, or other accountants acceptable to Lessor within one hundred twenty (120) days after the close of each fiscal year of Lessee occurring after the date of this Lease; (b) Balance sheets and statements of cash flows as of the end of each quarterly period of Lessee's fiscal years certified as accurate by an officer of Lessee within forty-five (45) days after the close of each such quarterly period, and (c) From time to time such other information as Lessor may reasonably request.

          19. NOTICES. All notices required under this Lease shall be in writing, and any notice shall become effective when deposited in the United States mail, with proper postage for ordinary mail prepaid, addressed as indicated below or at such other address as such party shall from time to time designate for itself in writing to the other party. Any notice actually received by any Lessee shall be effective as to that Lessee and all other Lessees.

          20. LESSEE'S WAIVERS; LIMITATIONS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by sections 2A-508 through 2A-522 of the UCC, including but not limited to Lessee's rights to (i) cancel or repudiate this Lease; (ii) reject or revoke acceptance of the Equipment; (iii) recover damages from Lessor for any breaches of warranty or for any other reason; (iv) grant a security interest in the Equipment in Lessee's possession or control for any reason; (v) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (vi) accept partial delivery of the Equipment; (vii) "cover" by making any purchase or lease of or contract to purchase or lease Equipment in substitution for those due from Lessor; (viii) recover any general, special, incidental or consequential damages, for any reason whatsoever, and (ix) specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 16 of this Lease or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 16. Any action by Lessee against Lessor for any default by Lessor under this Lease shall be commenced within one year after any such cause of action accrues.

          21. JURY TRIAL WAIVER. LESSEE AND LESSOR WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND ARISING FROM OR RELATING TO THIS LEASE. LESSEE AND LESSOR ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT EACH MAKES THIS WAVIER VOLUNTARILY AND KNOWINGLY. LESSEE AND LESSOR AGREE THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE, NOT A JURY.

          22. SECURITY DEPOSIT. Lessee agrees to make a security deposit in the amount, if any, set forth in the Lease Schedule prior to or concurrent with the date of delivery, which security deposit Lessor may commingle freely with other monies in its possession; however, at any time upon request of Lessee, Lessor shall provide Lessee a statement as to sums presently on deposit. Lessor may, at its election, use any portion of the security deposit to satisfy any of Lessee's obligations hereunder including but not limited to the payment of Rent when due, the reimbursement to Lessor of any sums paid by Lessor which under the terms of this Lease are the obligations of Lessee, and the repair of Equipment upon expiration of the term of said Lease. If, during the term of this Lease, it is necessary for Lessor to make payments on behalf of Lessee to satisfy any of Lessee's obligations hereunder, Lessee shall repay the amount of such payment plus a finance charge computed at the rate of eighteen percent (18%) per anum compounded monthly from the date of payment to the date of reimbursement (or other such maximum under applicable law) to the Security Deposit on demand but in no event later than the next Rent payment due date. Lessor shall credit that amount to the security deposit in Lessee's name. Upon termination of the Lease term, after Lessor or its agent has inspected the Equipment, Lessor will either make full payment to Lessee of the security deposit without interest or pay to the Lessee such sums as remain credited to said security deposit after Lessor has fulfilled Lessee's obligation to return the Equipment in the manner specified. A statement of the actual cost of such repairs or other necessary maintenance or parts shall accompany any such payment.

          23. LIMITED POWER OF ATTORNEY. The undersigned officer, does hereby grant unto Lessor Power of attorney to sign and execute on Lessee's behalf, documents which may be necessary to title any and all equipment, referred to in this Master Lease Agreement, more fully described in the schedules executed by Lessee, in the name of Lessor, or to otherwise secure Lessor's interest in the equipment.

          24. DUE ON SALE. The entire indebtedness under this agreement shall become due and payable and in full at the option of Lessor, without notice, upon a transfer, sale or conveyance of more than forty-nine percent (49%) of the common or other voting stock of Lessee. The non-payment of such shall constitute an additional event of default entitling Lessor to enforce the provisions of paragraph 16 of the Master Lease Agreement.

          25. PERSONAL PROPERTY TAXES. (Applicable in Jurisdictions Permitting Lessee to List Equipment): Lessee agrees that it will (a) list all such Equipment leased from Lessor, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing.

          26. MISCELLANEOUS. This instrument constitutes the entire agreement between the parties hereto. No representation or statement made by any representative of Lessor not set forth in writing and signed by Lessor shall be binding. Whenever the word "Lessor" is used herein, it shall include all assignees of Lessor. If there is more than one Lessee which signs below, their liability shall be joint and several. This Lease has been delivered and accepted by Lessor in Maryland and the rights and obligations of the parties hereto in the interpretation of this Lease shall be in accordance with the laws of the State of Maryland.

          WITNESS, the execution of this Master Lease Agreement, under seal, by Lessor and Lessee.

LESSOR:                                      LESSEE:

ALLSTATE LEASING, INC.                       AVATECH SOLUTIONS, INC.

By: /s/ [ILLEGIBLE]                          By: /s/ Gary Rever
   ---------------------------                  ---------------------------
Title: [ILLEGIBLE]                           Title: CFO
      ------------------------                     ------------------------

                                             Address: 11403-A Cronhill Drive
                                                      Owings Mills, MD. 21117

                  CASUALTY LOSS AND EARLY TERMINATION SCHEDULE
                                       TO
                        MASTER LEASE AGREEMENT NO. E-385

LESSEE:  AVATECH SOLUTIONS, INC.

          This Schedule is attached to and made a part of the Master Lease Agreement described above between Allstate Leasing, Inc. (Lessor) and Lessee and applies to the equipment subject to the Master Lease Agreement described above. The Casualty Value of any Unit shall be an amount equal to the product of the Acquisition Cost of such unit times the percentage below corresponding to the number of the last Rent payment received by Lessor, plus any unpaid Rent with respect to the Rent payment period during which the applicable Event of Loss or other termination occurred.

  AFTER RENT                                   AFTER RENT
  PAYMENT NO.        PERCENT OF COST           PAYMENT NO.            PERCENT OF COST
      1                  103.44                    19                      69.60
      2                  101.79                    20                      67.48
      3                  100.12                    21                      65.33
      4                   98.41                    22                      63.14
      5                   96.68                    23                      60.94
      6                   94.93                    24                      58.71
      7                   93.14                    25                      57.10
      8                   91.34                    26                      55.20
      9                   89.50                    27                      52.67
      10                  87.63                    28                      49.10
      11                  85.74                    29                      47.54
      12                  83.82                    30                      10.00
      13                  81.87
      14                  79.90
      15                  77.89
      16                  75.86
      17                  73.79
      18                  71.71

LESSOR:                                      LESSEE:

Allstate Leasing, Inc.                       Avatech Solutions, Inc.

By: /s/ [ILLEGIBLE]                          By: /s/ Gary Rever
   ---------------------------                  ---------------------------
Title: [ILLEGIBLE]                           Title: CFO
      ------------------------                     ------------------------

                        FAIR MARKET VALUE PURCHASE OPTION

                        MASTER LEASE AGREEMENT NO. E-385

LESSEE: AVATECH SOLUTIONS, INC.

          This Addendum is attached to and made a part of the Master Lease Agreement described above between Allstate Leasing, Inc. ("Lessor") and Lessee.

          1. Provided that no Default has occurred and is continuing, the Lessee shall have the right to purchase all but not less than all of the Equipment at the expiration of the Basic Term at a price equal to the "Fair Market Sales Value" (as defined below). Lessee shall give Lessor written notice one hundred eighty (180) days prior to the end of the Basic Term of its election to exercise or not to exercise the purchase option. If Lessee does not give Lessor such notice, then Lessee shall have no further option under this Addendum. If Lessee does give such notice, then it shall be bound to purchase the Equipment for its Fair Market Sales Value. If Lessor and Lessee have not agreed to the Fair Market Sales Value by the date which is one hundred twenty
(120) days before the Basic Term expires, then the Fair Market Sales Value shall be determined by the Appraisal Procedure.

          2. On the last day of the Basic Term, Lessee shall pay to Lessor the purchase price, plus all sales taxes, and any other amounts then due and unpaid under the Lease, upon delivery of a Bill of Sale transferring and assigning to Lessee the interest of Lessor in and to the Equipment which was originally conveyed to Lessor, and containing a warranty against claims of persons claiming by, through or under Lessor except claims which the Lessee assumed or is obligated to discharge under the Lease. Lessor shall expressly disclaim any representation or warranty as to the condition of the Equipment or any other matters.

          3. "Fair Market Sales Value" of the Equipment as of the expiration of the Basic Term shall mean the open market cash purchase price that an informed and willing person (other than a lessee-user in possession) would pay for the Equipment in an arms-length transaction with a willing informed owner under no compulsion to sell, assuming the Lessee has fully observed and performed its obligation hereunder.

          4. Appraisal Procedure" shall mean the following procedure for determining Fair Market Sales Value of the Equipment. If Fair Market Sales Value has not been agreed to by the date which is one hundred twenty (120) days before the Basic Term expires, or if Lessee requests the Appraisal Procedure, then each party shall select an appraiser within ten (10) business days of the giving of such notice. If one party shall fail to appoint an appraiser within the required time, the decision of the appraiser appointed by the other party shall be final. If two appraisers are appointed, they shall confer and agree upon Fair Market Sales Value. If they do not agree within twenty (20) business days after the latter of them is appointed, then such two appraisers shall within five (5) business days after such twentieth business day agree upon a third independent appraiser who shall independently determine Fair Market Sales Value within (20) business days of his acceptance of his appointment, and his determination shall be final. If such two appraisers do not agree upon such third appraiser within the time prescribed then either party may request the American Arbitration Association to appoint such a third appraiser within twenty (20) business days after such request is made, and both parties shall be bound by any appointment made within such period. If no such appraiser shall have been appointed within twenty (20) business days of such request to the American Arbitration Association, either party may apply to any court having jurisdiction to make such appointment. Any appraiser appointed pursuant to the foregoing procedure shall be instructed to determine, within twenty (20) business days after his appointment, Fair Market Sales Value of the Equipment then subject to this Equipment Lease and his determination thereof shall be final. All expenses and costs relating to the Appraisal Procedure shall be borne solely by the Lessee. Fair Market Sales Value will not exceed ten percent (10%) of the original acquisition cost.

LESSOR:                                      LESSEE:

ALLSTATE LEASING, INC.                       AVATECH SOLUTIONS, INC.

By: /s/ [ILLEGIBLE]                          By: /s/ A. Gary Rever CFO
   ---------------------------                  ---------------------------

                              OFFICER'S CERTIFICATE

The undersigned, V. Joel Nicholson, of, Avatech Solutions, Inc., certifies that the following persons are duly qualified and acting officers or authorized agents of the Corporation, duly elected or appointed to the offices or positions set forth opposite their respective names, and are authorized to execute on behalf of the corporation, the Master Lease Agreement No. E-385, Equipment Schedules with Exhibits and Riders, and any and all related documents, between Allstate Leasing, Inc. and Avatech Solutions, Inc.

     NAME                  TITLE                         SIGNATURE

Henry D. Felton             CEO                      /s/ Henry D. Felton
---------------        -------------                --------------------

Allan Wulff              President                     /s/ Allan Wulff
---------------        -------------                --------------------

Gary Rever                  CFO                        /s/ Gary Rever
---------------        -------------                --------------------

In WITNESS HEREOF, the undersigned officer has executed this Certificate as of July 17, 2001.

                                             By: /s/ V. Joel Nicholson
                                                ----------------------
                                                Executive VP.